As filed with the Securities and Exchange Commission on December 16, 2008
Registration No. 333-128896

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL MARITIME SUBSIDIARY CORPORATION
(formerly General Maritime Corporation)
(Exact name of Registrant as Specified in Charter)

Republic of the Marshall Islands	06-1597083
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)
AMENDED AND RESTATED GENERAL MARITIME CORPORATION
2001 STOCK INCENTIVE PLAN
(Full title of the plan)

c/o General Maritime Corporation
299 Park Avenue
New York, New York 10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Georgiopoulos
Secretary
299 Park Avenue
New York, New York 10171
(212) 763-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas E. Molner, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

Deregistration of Securities
     This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-128896), filed with the Securities and Exchange Commission on October 7, 2005 (the “Registration Statement”) by General Maritime Subsidiary Corporation (formerly General Maritime Corporation), a Marshall Islands corporation (the “Registrant”). The Registration Statement registered the sale of 1,500,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s Amended and Restated 2001 Stock Incentive Plan.
     This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminates the effectiveness of, the Registration Statement. On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008, by and among the Registrant, General Maritime Corporation (formerly Galileo Holding Corporation) (“New General Maritime”), Arlington Tankers Ltd., Archer Amalgamation Limited, and Galileo Merger Corporation (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), and became a wholly-owned subsidiary of New General Maritime. In connection with the Merger, the Registrant is filing a Certification and Notice of Termination on Form 15 with respect to, among other things, the Common Stock.
     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 16, 2008.

GENERAL MARITIME SUBSIDIARY CORPORATION
By:	/s/ Jeffrey D. Pribor
Name: Jeffrey D. Pribor
Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on December 16, 2008 in the capacities indicated.

Signature	Title

/s/ Jeffrey D. Pribor	President (principal executive officer) and Director
Jeffrey D. Pribor

/s/ John C. Georgiopoulos	Treasurer (principal financial officer and principal accounting officer) and Director
John C. Georgiopoulos

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